                                   EXHIBIT 20



                                FERRO CORPORATION

                           Consolidated Balance Sheets
              As of June 30, 1996 (Unaudited) and December 31, 1995

                        Consolidated Statements of Income
                           For the Three Months Ended
                       June 30, 1996 and 1995 (Unaudited)

                      Consolidated Statements of Cash Flows
                           For the Three Months Ended
                       June 30, 1996 and 1995 (Unaudited)

CONSOLIDATED  BALANCE  SHEET
FERRO  CORPORATION  AND  SUBSIDIARIES
JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                                      (Dollars in Thousands)
                                                                                   (Unaudited)           (Audited)
ASSETS                                                                                1996                 1995
- ------                                                                         ================     ================
Current  Assets:
     Cash  and Cash Equivalents                                                        $11,133              $16,695
     Net  Receivables                                                                  243,152              230,742
     Inventories                                                                       154,279              155,253
     Other  Current  Assets                                                             33,444               29,676
                                                                               ----------------     ----------------

        Total  Current  Assets                                                        $442,008             $432,366

Investments  in  Affiliated Companies                                                    7,016                7,622
Unamortized  Excess  of  Cost  Over Net Assets Acquired                                 94,092               95,553
Other  Assets                                                                           35,871               33,119
Net  Plant  &  Equipment                                                               300,955              307,288
                                                                               ----------------     ----------------
                                                                                      $879,942             $875,948
                                                                               ================     ================


LIABILITIES
- -----------

Current  Liabilities:
     Notes  and  Loans  Payable                                                        $33,764              $35,587
     Accounts  Payable,  Trade                                                         124,798              115,889
     Income  Taxes                                                                      11,026               10,870
     Accrued  Payrolls                                                                  17,617               16,718
     Accrued  Expenses  and  Other Current Liabilities                                  76,580               78,244
                                                                               ----------------     ----------------

        Total  Current  Liabilities                                                   $263,785             $257,308

Long - Term  Debt                                                                      105,084              104,910
ESOP  Loan  Guarantee                                                                   26,518               30,470
Deferred  Income Taxes                                                                  21,733               21,380
Postretirement  Liabilities                                                             44,502               43,570
Other  Liabilities                                                                      30,852               36,160
Shareholders'  Equity                                                                  387,468              382,150
                                                                               ----------------     ----------------
                                                                                      $879,942             $875,948
                                                                               ================     ================

CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES

                                                             Three  Months  Ended                       Six  Months  Ended
                                                                   June  30                                  June  30
                                                      (Unaudited)          (Unaudited)          (Unaudited)           (Unaudited)
(Dollars in Thousands)                                   1996                 1995                 1996                 1995
=======================================================================================    =======================================

Segment  Sales
      Coatings,  Colors,  and  Ceramics                  $196,736             $201,311             $392,224              $404,130
      Plastics                                             61,851               71,344              125,487               146,822
      Chemicals                                            86,128               61,356              175,188               126,006
                                                 -----------------    -----------------    -----------------    ------------------
Total  Net  Sales                                        $344,715             $334,011             $692,899              $676,958

Cost of Sales                                             260,208              250,711              523,133               507,926
Selling,  Administrative  and  General  Expenses           57,779               55,883              116,547               116,618
                                                 -----------------    -----------------    -----------------    ------------------
      Operating  Income                                    26,728               27,417               53,219                52,414

Interest  Expense                                           3,092                3,591                6,414                 6,667
Net  Foreign  Currency  (Gain)  Loss                          (80)                 268                 (347)                  411
Other  (Income)  Expense  -  Net                              605                 (542)               2,657                  (167)
                                                 -----------------    -----------------    -----------------    ------------------
      Income Before Taxes                                  23,111               24,100               44,495                45,503
Taxes  on  Income                                           8,796                9,442               17,029                17,749
                                                 -----------------    -----------------    -----------------    ------------------

Net  Income                                                14,315               14,658               27,466                27,754

Dividend  on  Preferred  Stock,  Net  of  Tax                 931                  913                1,862                 1,824
                                                 -----------------    -----------------    -----------------    ------------------

Net  Income  Available to Common Shareholders             $13,384              $13,745              $25,604               $25,930
                                                 =================    =================    =================    ==================

Per  Common  Share  Data:
      Primary  Earnings                                     $0.50                $0.49                $0.95                 $0.92
      Fully  Diluted  Earnings                              $0.47                $0.46                $0.90                 $0.88

Shares Outstanding:
      Average  Outstanding                             26,758,263           28,085,214           26,846,526            28,035,596
      Average  Fully Diluted                           29,118,294           30,503,142           29,284,144            30,480,619
      Actual End of Period                             26,504,617           27,852,171           26,504,617            27,852,171

=======================================================================================    =======================================

CONSOLIDATED STATEMENTS OF CASH FLOWS
 FERRO CORPORATION AND SUBSIDIARIES

                                                            Three Months Ended                        Six Months Ended
                                                                  June 30                                  June 30
                                                      (Unaudited)          (Unaudited)          (Unaudited)          (Unaudited)
(Dollars in Thousands)                                   1996                 1995                 1996                 1995
=======================================================================================   =======================================
Net Cash Provided from Operating Activities               $16,238              $18,306              $43,346              $38,356

Cash Flow from Investing Activities:
     Investment in Marketable Securities                        0              (49,984)                   0              (49,984)
     Capital Expenditures for Plant and Equipment         (12,278)             (12,302)             (24,326)             (25,842)
     Acquisition of Companies,  net of cash acquired       (1,300)                   0               (6,800)                   0
     Proceeds From Divestitures                             2,663                    0                2,656                  928
     Change in Restricted Deposits                              0                 (803)                   0                 (435)
     Other Investing Activities                               707                1,258                1,144                1,540
- ---------------------------------------------------------------------------------------   ---------------------------------------
Net Cash (Used for) Provided by Investing Activities      (10,208)             (61,831)             (27,326)             (73,793)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) Under Short-Term Lines       7,831                2,278                  124                8,526
     Proceeds  from  Long-Term  Debt                            0               49,322                1,615               49,322
     Purchase  of  Treasury  Stock                         (5,339)                (248)             (14,134)                (836)
     Cash Dividend Paid                                    (4,691)              (4,889)              (9,442)              (9,785)
     Other Financing Activities                              (230)                (268)                 274                 (122)
- ---------------------------------------------------------------------------------------   ---------------------------------------
Net Cash (Used for) Provided by Financing Activities       (2,429)              46,195              (21,563)              47,105
Effect of Exchange Rate Changes on Cash                       (26)                (123)                 (19)                (213)
- ---------------------------------------------------------------------------------------   ---------------------------------------
Increase (Decrease) in Cash and Cash Equivalents            3,575                2,547               (5,562)              11,455
Cash and Cash Equivalents at Beginning of Period            7,558               28,730               16,695               19,822
- ---------------------------------------------------------------------------------------   ---------------------------------------
Cash and Cash Equivalents at End of Period                $11,133              $31,277              $11,133              $31,277
=======================================================================================   =======================================
Cash Paid During the Period for:
     Interest                                              $5,116               $5,340               $6,361               $6,194
     Income Taxes                                         $12,310              $10,528              $16,879              $14,322
=======================================================================================   =======================================